Exhibit 99.11

Supplementary

Estimates No. 2

Fiscal Year Ending March 31, 2021

Supplementary

Estimates No. 2

Fiscal Year Ending March 31, 2021

SUPPLEMENTARY ESTIMATES No. 2, 2020/2021

INTRODUCTION TO THE SUPPLEMENTARY ESTIMATES No. 2

Each year the government presents a budget to the Legislative Assembly. The budget includes the Main Estimates, which, in conjunction with Supply Acts passed by the Legislature, provide government with authority (voted appropriations) to spend money from the General Fund of the Consolidated Revenue Fund. If spending from voted appropriations is forecast to exceed that set out in the Main Estimates, in some circumstances (unless section 8.1(2) of the Budget Transparency and Accountability Act applies) Supplementary Estimates may be presented to the Legislative Assembly.

Where Supplementary Estimates increase the funding for purposes included in a vote description in the Main Estimates, that vote description may be referenced in the Supplementary Estimates. Where Supplementary Estimates provide funding for purposes that are not included in the vote descriptions of the Main Estimates, new vote descriptions or new votes are provided in the Supplementary Estimates.

These Supplementary Estimates provide funding from the General Fund of the Consolidated Revenue Fund in the net amount of $1,000,000,000 for operating expenses as set out in the Schedule of Appropriations to be Voted (page 3).

SUPPLEMENTARY ESTIMATES No. 2, 2020/2021

SCHEDULE OF APPROPRIATIONS TO BE VOTED

For the Fiscal Year Ending March 31, 2021

($000)

ESTIMATED GENERAL FUND APPROPRIATIONS

Supplementary
Ministry/Vote	Estimates No. 2
Other Appropriations
Vote 53 - Contingencies (All Ministries): Federal and Provincial Pandemic Support	1,000,000
Total Appropriations	1,000,000

SUPPLEMENTARY ESTIMATES No. 2, 2020/2021

OTHER APPROPRIATIONS

MINISTRY SUMMARY

($000)

	2020/21			2020/21
	Main	Supplementary	Supplementary	Revised
	Estimates	Estimates	Estimates No. 2	Estimates
VOTED APPROPRIATIONS
Vote 45 — Contingencies (All Ministries) and New Programs	1,066,042	—	—	1,066,042
Vote 46 — Capital Funding	2,789,336	—	—	2,789,336
Vote 47 — Commissions on Collection of Public Funds	1	—	—	1
Vote 48 — Allowances for Doubtful Revenue Accounts	1	—	—	1
Vote 49 — Tax Transfers	1,686,000	—	—	1,686,000
Vote 50 — Auditor General for Local Government	1,806	—	—	1,806
Vote 51 — Forest Practice Board	3,861	—	—	3,861
Vote 52 — Contingencies (All Ministries): Pandemic Response and Economic Recovery	—	5,000,000	—	5,000,000
Vote 53 — Contingencies (All Ministries): Federal and Provincial Pandemic Support	—	—	1,000,000	1,000,000
OPERATING EXPENSES	5,547,047	5,000,000	1,000,000	11,547,047
CAPITAL EXPENDITURES	63,041	—	—	63,041
LOANS, INVESTMENTS AND OTHER REQUIREMENTS	—	—	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	—	—	—

SUPPLEMENTARY ESTIMATES No. 2, 2020/2021

OTHER APPROPRIATIONS

SUMMARY BY VOTE

($000)

	2020/21			2020/21
	Main	Supplementary	Supplementary	Revised
OPERATING EXPENSES	Estimates	Estimates	Estimates No. 2	Estimates
Voted Appropriations
Contingencies (All Ministries) and New Programs (Vote 45)	1,066,042	—	—	1,066,042
Capital Funding (Vote 46)	2,789,336	—	—	2,789,336
Commissions on Collection of Public Funds (Vote 47)	1	—	—	1
Allowances for Doubtful Revenue Accounts (Vote 48)	1	—	—	1
Tax Transfers (Vote 49)	1,686,000	—	—	1,686,000
Auditor General for Local Government (Vote 50)	1,806	—	—	1,806
Forest Practice Board (Vote 51)	3,861	—	—	3,861
Contingencies (All Ministries): Pandemic Response and Economic Recovery (Vote 52)	—	5,000,000	—	5,000,000
Contingencies (All Ministries): Federal and Provincial Pandemic Support (Vote 53)	—	—	1,000,000	1,000,000
TOTAL OPERATING EXPENSES	5,547,047	5,000,000	1,000,000	11,547,047

CAPITAL EXPENDITURES
Voted Appropriations
Contingencies (All Ministries) and New Programs	63,041	—	—	63,041
TOTAL CAPITAL EXPENDITURES	63,041	—	—	63,041

SUPPLEMENTARY ESTIMATES No. 2, 2020/2021

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

2020/21			2020/21
Main	Supplementary	Supplementary	Revised
Estimates	Estimates	Estimates No. 2	Estimates

Vote 53 — Contingencies (All Ministries): Federal and Provincial Pandemic Support

(Minister of Finance)

This vote provides funding to support a federal/provincial arrangement further to BC’s Restart Plan and the federal government’s Safe Restart initiative. Funding is provided in respect of priorities that include: supporting local and regional transit and other public transportation services; municipal services and other priority areas directly or indirectly impacted by the coronavirus disease (COVID-19); and supporting economic recovery related to the direct and indirect impacts of the COVID-19. This vote provides for goods, services, grants, contributions or any other expenses that are directly or indirectly related to, or are a consequence of, the COVID-19, including, but not limited to, social and economic assistance and stimulus that may benefit entities in the local and regional transit and other public transportation services sector, and other governments in the province. This vote provides additional funding for, but is not limited to, items that may be described or budgeted for in other votes or appropriations. Costs may be recovered from the federal government for activities described within this vote.

OPERATING EXPENSES
Contingencies (All Ministries): Federal and Provincial Pandemic Support	—	—	1,000,000	1,000,000

GROUP ACCOUNT CLASSIFICATION SUMMARY

($000)

	2020/21			2020/21
	Main	Supplementary	Supplementary	Revised
	Estimates	Estimates	Estimates No. 2	Estimates
GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	3,605	—	—	3,605
Operating Costs	2,065	—	—	2,065
Government Transfers	4,475,336	—	—	4,475,336
Other Expenses	1,189,042	5,000,000	2,000,000	8,189,042
Internal Recoveries	(2)	—	—	(2)
External Recoveries	(122,999)	—	(1,000,000)	(1,122,999)
TOTAL OPERATING EXPENSES	5,547,047	5,000,000	1,000,000	11,547,047

Revised Schedule F [No.3]

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES	July 22, 2020

(for the Fiscal Year Ending March 31, 2021)

($000)

Under section 3 of the Balanced Budget and Ministerial Accountability Act (BBMAA), each member of the Executive Council has 20 percent of his or her salary held back with restoration of half of the holdback contingent on government achieving its overall fiscal target for the year as per section 4, and restoration of the other half of the holdback contingent on ministers achieving individual goals as set out in section 5. For each minister with responsibility for operating expenses arising from a voted appropriation as accounted for in the Consolidated Revenue Fund, section 5(1) stipulates actual results for the year must not exceed the estimated amounts for that fiscal year. Section 5(3) applies to ministers of state, for whom expected results are specified by Treasury Board regulation.

In the table below, the column entitled “Minister Responsible” lists the ministers with BBMAA section 5(1) assigned responsibilities. The column entitled “Voted Appropriations in the 2020/21 Estimates” shows the voted appropriations for which those ministers are responsible. The columns entitled “Voted Appropriation Operating Expenses (net)” and “2020/21 Estimated Amount” show the dollar amounts of operating expenses (net) and estimated amounts allocated to ministers in the 2020/21 Estimates. The column entitled “Legislated Additions” shows additional voted appropriations resulting from supplementary estimates. The column entitled “Order In Council and Other Adjustments” shows transfers of spending authority resulting from orders in council implementing government reorganizations, or, where a vote authorizes spending by more than one minister, reallocation of spending authority by Treasury Board among the ministers identified in the vote. The final two columns show the reallocated appropriations (or portions thereof) for which individual ministers are now responsible and the revised estimated amounts for each minister.

		Voted				Order in	Reallocated	Revised
		Appropriation	2020/21			Council	Appropriation	2020/21
		Operating	Estimated	Legislated		and Other	Operating	Estimated
Minister Responsible	Voted Appropriations in 2020/21 Estimates	Expenses (net)	Amount	Additions		Adjustments	Expenses (net)	Amount
Premier	Office of the Premier	11,334	11,334				11,334	11,334
Minister of Advanced Education, Skills and Training [1]	Ministry of Advanced Education, Skills and Training	2,366,498					2,366,498
	Capital Funding	468,820	2,835,318				468,820	2,835,318
Minister of Agriculture	Ministry of Agriculture	82,204	82,204				82,204	82,204
Attorney General	Ministry of Attorney General	641,704	641,704				641,704	641,704
Minister of Children and Family Development	Ministry of Children and Family Development	2,228,446	2,228,446				2,228,446	2,228,446
Minister of Citizens’ Services	Ministry of Citizens’ Services	551,650	551,650				551,650	551,650
Minister of Education [1]	Ministry of Education	6,657,927					6,657,927
	Capital Funding	880,192	7,538,119				880,192	7,538,119
Minister of Energy, Mines and Petroleum Resources	Ministry of Energy, Mines and Petroleum Resources	110,935	110,935				110,935	110,935
Minister of Environment and Climate Change Strategy	Ministry of Environment and Climate Change Strategy	209,614	209,614				209,614	209,614
Minister of Finance	Ministry of Finance	350,199					350,199
	Management of Public Funds and Debt	1,196,835					1,196,835
	Contingencies (All Ministries) and New Programs	1,066,042					1,066,042
	Commissions on Collection of Public Funds	1					1
	Allowances for Doubtful Revenue Accounts	1					1
	Tax Transfers	1,686,000	4,299,078				1,686,000
	Contingencies (All Ministries): Pandemic Response and Economic Recovery	—	—	5,000,000	[2]		5,000,000
	Contingencies (All Ministries): Federal and Provincial Pandemic Support	—	—	1,000,000	[3]		1,000,000	10,299,078

Revised Schedule F [No.3]

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES	July 22, 2020

(for the Fiscal Year Ending March 31, 2021)

($000)

		Voted			Order in	Reallocated	Revised
		Appropriation	2020/21		Council	Appropriation	2020/21
		Operating	Estimated	Legislated	and Other	Operating	Estimated
Minister Responsible	Voted Appropriations in 2020/21 Estimates	Expenses (net)	Amount	Additions	Adjustments	Expenses (net)	Amount
Minister of Forests, Lands, Natural Resource Operations and Rural Development	Ministry of Forests, Lands, Natural Resource Operations and Rural Development	625,436				625,436
	Forest Practices Board	3,861	629,297			3,861	629,297
Minister of Health [1]	Ministry of Health	22,042,385				22,042,385
	Capital Funding	1,007,505	23,049,890			1,007,505	23,049,890
Minister of Indigenous Relations and Reconciliation	Ministry of Indigenous Relations and Reconciliation	86,566	86,566			86,566	86,566
Minister of Jobs, Economic Development and Competitiveness	Minister of Jobs, Economic Development and Competitiveness	93,116	93,116			93,116	93,116
Minister of Labour	Ministry of Labour	17,185	17,185			17,185	17,185
Minister of Mental Health and Addictions	Ministry of Mental Health and Addictions	9,712	9,712			9,712	9,712
Minister of Municipal Affairs and Housing [1]	Ministry of Municipal Affairs and Housing	626,836				626,836
	Capital Funding	395,819				395,819
	Auditor General for Local Government	1,806	1,024,461			1,806	1,024,461
Minister of Public Safety and Solicitor General	Ministry of Public Safety and Solicitor General	836,879	836,879			836,879	836,879
Minister of Social Development and Poverty Reduction	Ministry of Social Development and Poverty Reduction	3,682,820	3,682,820			3,682,820	3,682,820
Minister of Tourism, Arts and Culture [1]	Ministry of Tourism, Arts and Culture	155,323				155,323
	Capital Funding	37,000	192,323			37,000	192,323
Minister of Transportation and Infrastructure	Ministry of Transportation and Infrastructure	928,920	928,920			928,920	928,920
Total Estimated Amount			45,059,571	6,000,000	—	55,059,571	55,059,571
	Not Applicable
	Legislative Assembly		85,014				85,014
	Officers of the Legislature		75,846				75,846
	Total Voted Appropriations		49,220,431	6,000,000	—	55,059,571	55,220,431

[1]	The Ministers of Advanced Education, Skills and Training; Education; Health; Municipal Affairs and Housing; and Tourism, Arts and Culture each have operating expense accountability for a portion of the Capital Funding Vote. These accountabilities have been allocated according to the distribution shown in Vote 46.
[2]	Additional voted appropriations provided to the minister by the 2020/21 Supplementary Estimates presented on March 23, 2020.
[3]	Additional voted appropriations provided to the minister by the 2020/21 Supplementary Estimates No. 2 presented on July 22, 2020.

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